UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2011 (May 26, 2011)

HCP, INC.
(Exact Name of Registrant as Specified in its Charter)
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Maryland (State or Other Jurisdiction of Incorporation)	001-08895 (Commission File Number)	33-0091377 (I.R.S. Employer Identification No.)
3760 Kilroy Airport Way, Suite 300 Long Beach, California (Address of Principal Executive Offices)		90806 (Zip Code)
Registrant’s telephone number including area code: (562) 733-5100
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2011, Timothy M. Schoen was appointed to the position of Executive Vice President—Chief Financial Officer of HCP, Inc. (the “Company”), effective May 31, 2011.  Since January 2009, Mr. Schoen, 43, has been the Company’s Executive Vice President—Life Science Estates and was previously the Company’s Senior Vice President, Investment Management since 2007.  Mr. Schoen joined HCP in 2006 following a nine year career in Corporate Finance at Kilroy Realty Corporation where he was responsible for capital markets and financial planning and analysis.

In connection with his new role at the Company, Mr. Schoen will receive an increase in his annual salary to $500,000.  In addition, in connection with his appointment, Mr. Schoen was awarded restricted stock units with a grant value of $500,000, which vest in one-quarter increments beginning with the first anniversary of grant.

On May 31, 2011, James W. Mercer and the Company entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Mercer  was appointed to the position of Executive Vice President, General Counsel and Corporate Secretary of the Company, effective July 1, 2011.  Since 2006, Mr. Mercer, 66, has been Of Counsel at Bryan Cave LLP.  From September 2005 until he joined Bryan Cave, Mr. Mercer was Of Counsel at Bird, Marella, Boxer, Wolpert, Nessim, Drooks & Lincenberg.  Prior to joining Bird Marella, Mr. Mercer served as a member of the senior management team at WebMD Corporation and its predecessor companies.

Under the Employment Agreement, Mr. Mercer will receive an annual salary of $500,000 and a bonus for 2011 of $312,500.  After 2011, bonuses will be discretionary in accordance with the compensation arrangements of the Company as in effect from time to time.  In addition, in connection with his appointment, Mr. Mercer will be awarded restricted stock units with a grant value of $750,000, which vest in one-third increments beginning with the first anniversary of grant.  So long as Mr. Mercer remains employed by the Company as of the date of grant, in the first quarter of 2012 he will be granted a combination of performance based restricted stock units and stock options with a value upon grant of no less than $625,000, which vest in one-quarter increments beginning with the first anniversary of grant.  The term of the Employment Agreement will continue for three years following the effective date, unless Mr. Mercer’s employment is earlier terminated under the terms of the Employment Agreement, provided that, on each of the third and fourth anniversaries of the effective date, the Employment Agreement will be renewed for an additional one-year period unless the Company or Mr. Mercer provides at least 60 days' advance notice of its or his intent to not renew the Employment Agreement.  In the event that Mr. Mercer's employment is terminated by the Company without "Cause" or by Mr. Mercer with "Good Reason" (each as defined in the Employment Agreement) and Mr. Mercer executes a general release of claims and complies with all applicable restrictive covenants, Mr. Mercer will be entitled to, in addition to certain “Accrued Benefits” (as defined in the Employment Agreement), (i) an amount equal to the lesser of (A) 24 months of his base salary, at the rate then in effect, or (B) the total amount of his base salary, at the rate then in effect, that would have been paid had he remained employed for the remainder of the term, (ii) the full acceleration of the $750,000 restricted stock grant discussed above, (iii) 12 months accelerated vesting of remaining equity and (iv) if he is eligible for and elects continuation of health care coverage under COBRA, reimbursement for the full amount of his COBRA premium payments for a period of 12 months.  Mr. Mercer will also be eligible to receive the Accrued Benefits in the event his employment is terminated due to death or disability.  The Employment Agreement provides that if any amounts to be paid to Mr. Mercer by the Company or any of its affiliates, whether under the Employment Agreement or otherwise, would constitute "excess parachute payments" subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the amount will be reduced to the extent necessary to avoid the excise tax.  The Employment Agreement contains customary non-competition, non-solicitation, non-disparagement and confidentiality covenants.  The non-competition and non-solicitation restrictions will continue in effect during Mr. Mercer’s employment and for 12 months thereafter.  The non-disparagement and confidentiality obligations shall apply during his employment and at all times thereafter.

The foregoing description of certain provisions of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On May 26, 2011, J. Alberto Gonzalez-Pita, Executive Vice President, General Counsel and Corporate Secretary of the Company, and the Company entered into a Separation, Consulting and General Release Agreement (the “Separation Agreement”) pursuant to which Mr. Gonzalez submitted his resignation from his position at the Company effective June 30, 2011 (the “Separation Date”) to pursue other business and legal interests.  In order to facilitate an orderly transition, Mr. Gonzalez has agreed to provide certain consulting services to the Company until December 31, 2011.

Under the Separation Agreement, Mr. Gonzalez will receive the following consideration for consulting services provided to the Company for the six month period following the Separation Date (the “Consulting Term”): (1) a consulting fee of $50,000 per month payable in semi-monthly installments during the Consulting Term and (2) a bonus in the amount of $115,000, payable at the end of the Consulting Term and conditioned upon his execution and non-revocation of a supplemental release to be entered into with the Company.  In addition, Mr. Gonzalez will also receive the following additional consideration under the Separation Agreement: (1) cash payments of $125,000 per month for a period of 12 months following the Separation Date; (2) a lump sum cash payment of $50,000 to reimburse Mr. Gonzalez for the estimated premiums for 24 months of COBRA continuation coverage; and (3) continued directors’ and officers’ insurance coverage.  Any Company stock options, restricted stock, restricted stock units or other equity or equity-related compensation previously granted to Mr. Gonzalez that are not vested as of the Separation Date will be cancelled.

The foregoing description of certain provisions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 31, 2011, the Company issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the appointment of Messrs. Schoen and Mercer and the resignation of Mr. Gonzalez.  The information set forth in this Item 7.01 of this Current Report on Form 8-K, including the text of the press release, attached as Exhibit 99 hereto, is being furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

No.	Description

10.1	Employment Agreement, dated May 31, 2011, by and between HCP, Inc. and James W. Mercer.

10.2	Separation, Consulting and General Release Agreement, dated May 26, 2011, by and between HCP, Inc. and J. Alberto Gonzalez-Pita.

99.1*	Text of the Press Release dated May 31, 2011.

*
Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

By:	/s/ James F. Flaherty III
James F. Flaherty III
Chairman and Chief Executive Officer

Dated:    May 31, 2011

Exhibit Index

No.	Description

10.1	Employment Agreement, dated May 31, 2011, by and between HCP, Inc. and James W. Mercer.

10.2	Separation, Consulting and General Release Agreement, dated May 26, 2011, by and between HCP, Inc. and J. Alberto Gonzalez-Pita.

99.1*	Text of the Press Release dated May 31, 2011.

*
Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.